Exhibit 10.5

COMMERCIAL LEASE AGREEMENT

 THIS COMMERCIAL LEASE AGREEMENT (hereinafter called the "Lease") is made this 11 day of March, 2009 by and between POLARIS CEDAR CREST, LLC, a Pennsylvania limited liability company, which has as its address 7562 Perm Drive, Suite 100, Allentown, Pennsylvania 18106, or its assignee or nominee (the "Lessor")

AND

EMBASSY BANK FOR THE LEHIGH VALLEY, a Pennsylvania financial institution, which has as its address 100 Gateway Drive, Suite 100, Bethlehem, Pennsylvania 18017 (the "Lessee").

WITNESSETH:

WHEREAS, VIST Bank, f/k/a Madison Bank, a division of Leesport Bank ("VIST"), has succeeded to the interests of Center Square Associates, a Pennsylvania general partnership as owner of the fee interest in certain tract or parcel of land located in Salisbury Township, Lehigh County, Pennsylvania, as more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Premises"), pursuant to VIST's purchase of the Premises at the January 23, 2009 Lehigh County Sheriffs Sale; and

WHEREAS, VIST, pursuant to its rights in that certain Subordination, Non-Disturbance and Attornment Agreement dated October 2, 2007 and recorded in the Lehigh County Recorder of Deeds office on December 28, 2007 at Document ID# 7458028, has succeeded to the rights of Center Square Associates as the Ground Lessor of all improvements, including but not limited to the bank building (the "Improvements") located upon the Premises pursuant to that certain Ground Lease dated July 12, 2005, as amended by those certain four (4) Amendments thereto (collectively, the "Ground Lease"); and

WHEREAS, VIST and Lessee, also the tenant under the Ground Lease, have agreed to terminate the Ground Lease on the day of Closing of the sale of the Premises from VIST to Lessor; and

WHEREAS, VIST and Lessor have executed an Agreement of Sale dated January 22, 2009 (the "Agreement of Sale") pursuant to which Lessor, subject to certain conditions contained therein, is the equitable owner of the Premises; and

WHEREAS, Lessee has requested that Lessor construct on the Premises a bank building in accordance with the Site Plan prepared by Bohler Engineering, Inc. revised March 28, 2007 and recorded on July 26, 2007 ("Site Plan"), and Lessor has in fact substantially completed construction thereof, and which the Improved Lease Premises the Lessee will then lease from Lessor.

NOW, THEREFORE, the parties hereto, in consideration of the covenants and agreements herein, and intending to be legally bound hereby, agree as follows:

1.              IMPROVED LEASED PREMISES. Subject to the terms and conditions of this Lease, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises and the Improvements now existing and to be constructed thereon (collectively, the "Improved Lease Premises") as provided herein. Lessor will complete the improvements to the Premises in accordance with the Work Letter attached hereto as Exhibit "B" and incorporated herein. Lessee agrees to the terms and conditions set forth on Exhibit "B" hereto.

(a)            For the purposes of this Lease, the term "Improved Lease Premises" shall also include the all rights contained in that certain Declaration of Cross Easements and Easements dated May 22, 2008 and recorded as document #7481685 in the Lehigh County Office of the Recorder of Deeds.

2.              TERM.

(a)            The term of this Lease for the Improved Leased Premises (the "Term") shall be approximately eleven (11) years commencing on the date on which Lessor has closed on the purchase of the Premises (the "Commencement Date"), and ending at midnight on the day preceding the eleventh (11th) anniversary of the Commencement Date.

(b)            Provided that Lessee shall not then be in default hereunder, Lessee shall have the option to extend the Term of this Lease for two (2) successive renewal terms of seven (7) years, followed by one (1) additional renewal period of four (4) years and ten (10) months, (each, a "Renewal Term"), on the same terms and conditions set forth herein and with the rental for each Renewal Term continuing to increase at the rate of two and one-half percent (2-1/2%) per year such that the rental for each lease year during any Renewal Term shall be 102.5% of the rental for the immediately preceding lease year. Lessee may exercise its right to renew the Lease Term by providing Lessor with written notice of its option to renew the Lease not less than nine (9) months prior to the expiration of the then current Term or Renewal Term.

(c)            Notwithstanding the Commencement Date of the Term, Lessee shall be bound by all of the terms and conditions hereof, from and after the date of execution of this Lease.

3.              CONDITIONS OF COMMENCEMENT. The Commencement of this Commercial Lease is expressly conditioned upon the occurrence of all of the following conditions:

(a)            The Closing of the purchase contemplated by the Agreement of Sale ("Closing"); and

(b)            The termination of the Ground Lease by mutual agreement between VIST and Lessee contemporaneous with the Closing.

(i)             In the event that VIST fails to terminate the Ground Lease, Lessee and Lessor, as successor in interest to VIST as landlord under the Ground Lease, hereby agree to mutually terminate the Ground Lease , in a separate writing signed by both Lessor and Lessee. Said termination will be effective contemporaneously with the effective date of this Lease.

(c)            After the conditions of Section 3(a) and (b) have occurred, the withdrawal with prejudice by Lessor of the civil action which Lessor filed in the Lehigh County Court of Common Pleas at docket # 2008-C-4098 (the "Civil Action") against Lessee.

4.              USE. Lessee shall use the Improved Leased Premises as an Embassy Bank or any successor bank or, with Lessor's prior written consent, for any other lawful purpose permitted under zoning and other applicable laws, ordinances, and regulations.

5.              RENT.

(a)            During the first year of the Term, Lessee shall pay to Lessor as minimum annual rent the sum of One Hundred Eighty-four Thousand Eight Dollars ($184,008.00), payable in equal monthly installments of Fifteen Thousand Three Hundred Thirty-four Dollars ($15,334.00) each. Thereafter, for each Lease year during the Term and any Renewal Term, minimum annual rent shall equal the minimum annual rent payable in the immediately preceding Lease year, multiplied by 102.5% (e.g., the prior year's rental plus an increase of 2.5%). Such minimum annual rent shall be payable in advance, in equal monthly installments on the first day of each calendar month during the Term and any Renewal Term hereof, without demand, offset or deduction, and shall be payable in lawful money of the United States of America. Lessor agrees that it will use its best efforts to obtain a Certificate of Occupancy on or before July 1, 2009.

(i)             In the event Lessor shall not deliver a Certificate of Occupancy by August 1, 2009, Lessee shall have the option of (i) completing such work necessary to obtain a Certificate of Occupancy, and deduct the actual and reasonable cost thereof from the rent otherwise payable under this Lease until such amount is paid in full, or (ii) pay 50% of the rent otherwise payable pursuant to this lease until such time as Lessor delivers a Certificate of Occupancy.

(b)            This Lease is intended to be a "triple net" lease. Accordingly, Lessee agrees to pay as additional rent, all charges for utilities, taxes, assessments and other governmental charges with respect to the Improved Leased Premises and as may be further provided in this Lease. It is the parties' intent that Lessee shall pay all such charges directly. In the event Lessor shall receive any such charges, Lessor shall bill Lessee for any such charges and Lessee shall promptly pay Lessor for such charges upon invoice. In the event of nonpayment of additional rent. Lessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein or by law in the case of nonpayment of the minimum rent.

(c)            For all purposes under this Lease, rent shall mean both minimum and additional rent. Rent shall be delivered to Lessor at Lessor's address as set forth above, or at such other place or to such other person as Lessor may designate in writing from time to time.

(d)            The parties acknowledge that Lessee has obtained regulatory approval that requires the subject bank branch to open by November 21, 2009. Only in the limited event that Lessor has not delivered a Certificate of Occupancy on or before November 21, 2009, and Lessee is unable to obtain an extension of all applicable bank regulatory approvals necessary to operate a bank branch at the subject location, but has diligently pursued such approvals and/or extensions of time, then Lessee shall have the option of terminating this Lease as of such date, provided that Lessee continues to make regular monthly payments as required in this Section 5 for a period of nine (9) months following the termination date. The Lessee shall be relieved of the liability for the post- termination monthly rental payments upon the expiration of nine (9) months following the termination date, or the date upon which rental obligations commence with a replacement Tenant at the property, whichever is sooner.

(i)             The Lessee shall have no other termination rights hereunder except in the limited circumstance provided for in Section 5(d), above.

(ii)            Notice of termination pursuant to Section 5(d) shall be in writing signed by an authorized representative of Lessee and delivered according to the provisions of Section 32, below.

6.              ALTERATIONS AND IMPROVEMENTS.

(a)            Lessee shall not make or cause to be made any alterations, additions or improvements to the Improved Leased Premises without the prior written consent of Lessor. All alterations, additions or improvements approved by Lessor shall be made solely at Lessee's expense by a contractor approved by Lessor, shall be made in a good and workmanlike manner and shall be performed in compliance with all laws, ordinances and requirements of any and all Federal, State, Municipal and/or other authorities, the Board of Fire Underwriters and any mortgages to which the Improved Leased Premises is subject. Any alteration, addition or improvement made by Lessee under this Section 6, and any fixtures installed as a part thereof, shall, at Lessor's option, become the property of Lessor upon the expiration or other termination of this Lease. Lessor shall have the right, however, to require Lessee to remove such fixtures at Lessee's cost upon such termination of this Lease, and Lessee shall promptly remove the same and repair any damage to the Improved Leased Premises caused by such removal.

(b)            All persons to whom these presents may come are put upon notice of the fact that Lessee shall never, under any circumstances, have the power to subject the interest of Lessor or any mortgagee in the Improved Leased Premises to any mechanic's, materialman's or similar lien.

(c)            Any contract or agreement for labor, equipment, services, materials or supplies in connection with the rights set forth hereunder shall provide that no lien or claim shall thereby be created or arise, or be filed by anyone thereunder, upon or against the Improved Leased Premises and/or the interest of Lessor, or any mortgagee of Lessor, or the buildings or improvements thereon to be erected on the Improved Leased Premises or any of the equipment thereof.

(d)            In the event of a lien or claim of any kind, arising out of the exercise of the rights set forth hereunder by Lessee, its agents, employees, contractors, subcontractors, and materialmen, being filed against the interest of Lessor, any mortgagee of Lessor and/or against the Improved Leased Premises, Lessee covenants and agrees that at its expense it will within thirty (30) days after written notice from Lessor, cause the Improved Leased Premises and any such interest therein to be released from the legal effect of such lien or claim, either by payment or by posting of bond or by the payment into court of the amount necessary to relieve and release the Improved Leased Premises or the interest from such claim or in any manner satisfactory to Lessor, and any mortgagee of Lessor. If Lessee desires to contest the validity of any lien or claim, Lessee may do so upon Lessor's prior written consent, provided Lessee sustains the cost of such contest, and Lessee remains liable to pay or discharge any lien or claim deemed to be due or payable. Lessee hereby indemnifies and holds Lessor harmless against any and all liability, loss or damage sustained by Lessor by reason of such contest, unless such contest arises from any negligent or intentional act or omission of Lessor.

7.              UTILITIES. Lessee shall pay, when the same shall become due, all charges for utilities consumed by it on the Improved Leased Premises including without limitation electricity, heat and telephone, and any other utilities, as well as water and sewer charges. Lessor shall not be required to furnish to Lessee any utility, janitorial or other service of any kind whatsoever during the Term of this Lease.

8.             MAINTENANCE AND REPAIRS. Lessor has made no representations concerning the condition of the Improved Leased Premises other than that the improvements will be completed in accordance with the agreement between the parties as referred to in Section 1 hereof. Lessee shall maintain and be responsible for maintaining and repairing all portions of the Improved Leased Premises. Lessee, at its sole cost and expense, shall take good care of the Improved Leased Premises and will maintain the same in good order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto, interior as well as exterior, including and without limiting the generality of the foregoing, roof and structural members, including walls. Lessee shall be responsible for the routine regular cleaning of the Improved Leased Premises, and shall keep all portions of the Improved Leased Premises in a clean and orderly condition, free of unlawful obstruction, and shall not permit or cause any damage, waste or injury to the building or other improvements on the Improved Leased Premises.

9.              REFUSE REMOVAL. Lessee shall provide for its own garbage, rubbish and refuse disposal and agrees to keep the Improved Leased Premises free and clear of debris. Lessee agrees to keep all rubbish, garbage and refuse in covered containers within the Improved Leased Premises (or at such other location identified by Lessor) and to have the same removed regularly.

10.            COMPLIANCE. With regard to its use of the Improved Leased Premises, Lessee shall, at its own expense, comply with all laws, rules, orders, regulations, and requirements of all Federal, State, and municipal governments, courts, departments, commissions, boards, and officers having jurisdiction over the Improved Leased Premises, the lawful orders, rules, and regulations of the Board of Fire Underwriters having jurisdiction over the Improved Leased Premises, any mortgages to which the Improved Leased Premises is subject, and any rules and regulations of Lessor. Lessee shall have the right to contest by appropriate legal proceedings, diligently pursued, without cost or expense to Lessor, the validity of any governmental law, rule, order, regulation or requirement. Lessee hereby indemnifies and holds Lessor harmless against any and all liability, loss, or damage sustained by Lessor by reason of such contest. Notwithstanding any of the foregoing, Lessee shall promptly comply with any such law, rule, order, regulation or requirement if at any time the Improved Leased Premises or any part thereof shall then be immediately subject to forfeiture or Lessee shall be subject to criminal liability for non-compliance therewith.

11.            TAXES. Lessee shall pay as and when the same shall become due all real property taxes, assessments and other governmental charges assessed against the Improved Leased Premises during the Term of this Lease. Lessee shall have the right to contest by appropriate legal proceedings, diligently pursued, without cost or expense to Lessor, the validity of any such tax, assessment or other governmental charge. Lessee hereby indemnifies Lessor against any and all liability, loss or damage sustained by Lessor by reason of such contest. Notwithstanding any of the foregoing, Lessee shall promptly pay any such tax, assessment or other government charge if at any time the Improved Leased Premises or any part thereof shall then be immediately subject to forfeiture or Lessee shall be subject to any criminal liability for nonpayment thereof. Lessor shall deliver all applicable tax bills to Lessee upon receipt to enable Lessee to timely pay all such taxes in the discount period.

12.            SURRENDER OF IMPROVED LEASED PREMISES. Lessee covenants that upon the termination or expiration of this Lease or any renewal thereof, Lessee shall surrender the Improved Leased Premises in good order and condition and shall surrender all keys to the Improved Leased Premises to Lessor at the place then fixed for the payment of rent. This covenant shall survive termination of this Lease.

13.            RIGHT OF ENTRY. Upon prior notice and in the presence of an authorized representative of Lessee (whom Lessee agrees to provide upon such notice received from Lessor), Lessor and/or its agents shall have the right to enter upon and inspect the Improved Leased Premises at all reasonable times and to exhibit the Improved Leased Premises to prospective purchasers and prospective tenants (but in this case, only during the last six (6) months of the term of this Lease). Lessor shall be permitted to affix a "To Let" or "For Sale" sign on the Improved Leased Premises during the last ninety (90) days of the term of this Lease in such place as shall not interfere with the business then being conducted at the Improved Leased Premises.

14.            SIGNS. Lessee shall have the right to install and maintain on the Improved Leased Premises such signs and advertising matter as Lessee may reasonably desire, subject to the prior consent of Lessor. Lessee shall comply with any laws or ordinances with respect to such signs or advertising, and shall obtain any necessary permits. Lessee agrees to maintain such signs or advertising in good condition, and to repair any damage which may be caused by erection, maintenance, repair or removal of such signs or advertising.

15.        LIABILITY AND OTHER INSURANCE. Lessee shall, during the entire term hereof, keep in full force and effect policies of comprehensive liability and property damage insurance, with respect to the Improved Leased Premises and the business operated by Lessee in and upon the Improved Leased Premises. The policy (or policies) shall name Lessor, and any persons, firms, or corporations designated by Lessor, including the Ground Lessor and mortgagees, if any, and Lessee as insured and shall contain a clause that the insurer will not cancel or modify the insurance without first giving the named parties thirty (30) days prior written notice. Copies of the policy or certificates of accord or insurance shall be delivered to Lessor upon the Commencement Date. If Lessee shall not comply with its covenants made in this section, Lessor may, at its option, cause insurance as aforesaid to be issued and in such event, Lessee agrees to pay the premium for such insurance promptly upon Lessor's demand as additional rent. All obligations contained in this Section 15 shall be subject to the requirements of Lessor's lender and/or mortgagee. In the event the Lessor's lender requires minimum insurance coverage in excess of the limits described herein, then the Lessee expressly agrees to comply with all requirements of Lessor's lender.   Failure to do so shall constitute an Event of Default under this Lease.

(a)            Property and Personal Injury Liability Insurance. At all times during theTerm of this Lease, Lessee shall maintain, at its sole cost, comprehensive broad-form general public liability insurance against claims and liability for personal injury, death, and property damage arising from the use, occupancy, disuse, or condition of the Leased Premises and Improvements. The insurance shall be carried by insurance companies authorized to transact business in Pennsylvania, selected by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, delayed or conditioned. In addition, the following conditions shall be met:

(i)             The insurance provided pursuant to this Paragraph 15(a)(1) shall be in an amount no less than One Million ($1,000,000.00) Dollars for property coverage, and in an amount no less than One Million ($1,000,000.00) Dollars for one person and Two Million ($2,000,000.00) Dollars for one accident for personal injury.

(ii)            The insurance shall be maintained for the mutual benefit of Landlord and Lessee, any succeeding owners of the fee title in the Leased Premises, any successors and assigns of this Lease. The insurance policy or policies shall name Lessor and Lessee as insureds and shall not be subject to cancellation unless Lessor has received a minimum of thirty (30) days prior written notice of the intention of the insurer to cancel the coverage.

(iii)           Construction Liability Insurance. Lessee agrees either to obtain and maintain (to the extent reasonably procurable) construction liability insurance at all times when demolition, excavation, or construction work is in progress on the Leased Premises, or cause its contractors to maintain such construction liability insurance. This insurance shall be carried by insurance companies authorized to transact business in Pennsylvania, selected by Lessee and shall be paid for by Lessee. The insurance shall have limits of no less than One Million ($1,000,000.00) Dollars for property damage, and One Million ($1,000,000.00) Dollars for one person and Two Million ($2,000,000.00) Dollars for one accident for personal injury. The insurance shall be maintained for the mutual benefit of Lessor and Lessee, as well as any succeeding owners of the fee title in the Leased Premises, any successors and assigns of this Lease, against all liability for injury or damage to any person or property in any way arising out of demolition, excavation, or construction work on the premises. The insurance policy or policies shall name Lessor and Lessee as insureds and shall not be subject to cancellation unless Lessor has received a minimum of thirty (30) days prior written notice of the intention of the insurer to cancel the coverage.

(iv)           Certificates of Insurance. Lessee shall furnish Lessor with certificates of all insurance required by this Section 15. Lessee agrees that if it does not keep this insurance in full force and effect, Lessor may notify Lessee of this failure, and if Lessee does not deliver to Lessor certificates showing all of the required insurance to be in full force and effect within ten (10) days after this notice, Lessor may, at its option, take out and pay the premiums on the insurance needed to fulfill Lessee's obligations herein. On demand from Lessor, Lessee shall reimburse Lessor the full amount of any insurance premiums paid by Lessor, with interest at the rate of ten (10%) percent per annum from the date of Lessor's demand until reimbursement by Lessee.

16.            WAIVER OF SUBROGATION. Neither Lessee nor anyone claiming by, through, under or on behalf of Lessee, shall have any claim, right of action, or right of subrogation against Lessor for or based upon any loss or damage caused by any casualty, including but not limited to fire or explosion, relating to the Improved Leased Premises or property therein. Neither Lessor nor anyone claiming by, through, under or on behalf of Lessor, shall have any claim, right of action, or right of subrogation against Lessee for or based upon any loss or damage caused by any casualty, including but not limited to fire or explosion, relating to the Improved Leased Premises or property therein. This release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each agree that their policies will include such a clause or endorsement so long as the same is obtainable and if not obtainable, shall so advise the other in writing and such notice shall release both parties from the obligation to obtain such a clause or endorsement.

17.            INDEMNITY.  Lessee hereby agrees to indemnify, hold harmless and defend, at its own expense, Lessor from and against any and all claims, actions, damages, liability, judgments and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Lessor or Lessor's interest in the Improved Leased Premises, by reason of any loss of life, personal injury or claim of injury, or damage to property or claim of damage to property in or about the Improved Leased Premises, howsoever caused, arising out of or relating to the occupancy or use by Lessee, its employees, agents or invitees, of the Improved Leased Premises, including without limitation the streets, alleys, sidewalks or parking areas.   The Lessee shall indemnify Lessor for any environmental liability, but only to the extent that such claims, damages, liability, judgments and expenses are caused by the negligence or willful misconduct of Lessee, its employees, agents and/or invitees. In addition, Lessee shall indemnify, defend and hold Lessor harmless from and against any and all expenses incurred by Lessor arising out of or relating to Lessee's failure to pay or perform its obligations under this Lease.

18.            CASUALTY. In the event that the Improved Leased Premises, or any portion thereof, are damaged or destroyed by any cause whatsoever, Lessee shall commence such restoration as soon as possible after such occurrence, but in no event later than ninety (90) days thereafter, and shall diligently pursue such repair or restoration to completion, with a contractor approved by Lessor. Only to the extent that the casualty to the Improved Leased Premises is caused directly by the gross negligence of Lessor, Rent shall be equitably abated based on the area of the Improved Leased Premises rendered untenantable, if any, during the period of such untenantability. Notwithstanding the foregoing, if destruction of more than forty percent (40%) of the Improvements on the Improved Leased Premises occurs at any point in the last three (3) years of the then-current Term of the Lease or if any destruction of more than ten percent (10%) of the Improvements on the Improved Leased Premises occurs in the last year of the then current Term of the Lease, then Lessee shall have the right to terminate the Lease.

19.            EMINENT DOMAIN.

 If the entire Improved Leased Premises shall be taken by reason of condemnation or under eminent domain proceedings, Lessee may terminate this Lease as of the date when possession of the Improved Leased Premises is so taken by the condemning entity. If a portion of the Improved Leased Premises, including without limitation the building, site improvements, parking or access, shall be taken under eminent domain or by reason of condemnation to such an extent that the taking materially adversely affects Lessee's use of the Improved Leased Premises, Lessee shall have the option to terminate this Lease by written notice to Lessor within forty-five (45) days of such taking. If this Lease is not so terminated, Lessee may at its sole cost and expense, and with a contractor acceptable to Lessor, restore the remaining portions of the Improved Leased Premises as Lessee deems necessary or appropriate (subject to applicable law) without abatement of rent. For purposes of this Section 19, (i) a partial taking shall be deemed to include loss or impairment of access to and from the Improved Leased Premises and (ii) grants or conveyances made in lieu or in anticipation of or under threat of a taking or condemnation shall be deemed a taking. Both parties shall pursue their own damage awards with respect to any such taking, provided however that Lessee shall be entitled to, and nothing herein shall prevent Lessee from seeking, an award for taking of or damage to Lessee's trade fixtures and any award for Lessee's moving expenses, so long as said awards do not diminish the award to which Lessor is entitled.

20.            DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a)            Lessee shall fail to pay in full when due, any installment of rent or any other sum payable by Lessee hereunder, and such failure shall continue for a period of ten (10) days;

(b)            Lessee shall fail to perform or observe (or cause or permit any such failure) any other covenant, term, condition, agreement or obligation to be performed or observed by Lessee under this Lease or under the Ground Lease, and such failure shall continue for twenty (20) days after written notice thereof from Lessor to Lessee; provided however that a failure as described in this Section 20(b) shall not constitute a default if it is curable but cannot with reasonable diligence be cured by Lessee within a period of twenty (20) days, so long as Lessee promptly commences cure and proceeds to cure the failure with reasonable diligence and in good faith.

(c)            The insolvency of Lessee, as evidenced by (i) the adjudication of Lessee as a bankrupt or insolvent; (ii) the filing of a petition seeking reorganization of Lessee or an arrangement with creditors, or any other petition seeking protection of any bankruptcy or insolvency law; (iii) the filing of a petition seeking the appointment of a receiver, trustee or liquidator of Lessee or of all or any part of Lessee's assets or property; (iv) an assignment by Lessee for the benefit of creditors; or (v) the levy against any portion of Lessee's assets or property by any sheriff or other officer.

(d)            Lessor acknowledges and agrees that, notwithstanding any other provisions contained in this Lease Agreement, in the event (i) Lessee or its successors or assignees shall become subject to a bankruptcy case pursuant to Title 11 of the U.S. Code or similar proceeding during the term of this Lease or (ii) the depository institution then operating the Improved Leased Premises is closed or is taken over by any depository institution supervisory authority during the term of this Lease, Lessor shall be bound by all applicable federal statutes and regulations, including specifically 12 U.S.C. 1821(e)(4).

21.            REMEDIES. Upon the occurrence of any Event of Default, Lessor shall have the following rights and remedies in addition to all other rights and remedies otherwise available at law or in equity:

(a)            If Lessee shall at any time fail to pay any sum, charge, or imposition or perform any other act on its part to be performed, then Lessor, after ten (10) days written notice to Lessee and without waiving or releasing Lessee from any obligation hereunder, may pay such charge or sum of money or make any other payment or perform any other act on the Lessee's part to be made or performed, and may enter upon the Improved Leased Premises for any such purpose, and take all such action thereon as may be necessary therefor. All sums so paid by Lessor and all costs and expenses incurred by Lessor in connection with the performance of any such act, together with interest thereon at the rate of ten percent (10%) per annum from the respective dates of Lessor's making of each such payment or incurring of each such cost and expense, shall constitute additional rent payable by Lessee under this Lease and Lessor shall have the same remedies for the collection thereof as in the case of a failure to pay rent.

(b)            At the option of Lessor and upon written notice to Lessee, this Lease, without waiver of any other rights of Lessor herein, may be terminated and declared void, without any right on the part of Lessee to save forfeiture by payment of any sum due or by performance of any term, covenant, or condition broken and Lessor may re-enter and possess the Improved Leased Premises without demand or notice, with or without process of law, using such reasonable force as may be necessary, without being deemed guilty of trespass, eviction, forcible entry, conversion or becoming liable for any loss or damage which may be occasioned thereby. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Improved Leased Premises; expenses of reletting, including necessary renovation and alteration of the Improved Leased Premises; reasonable attorneys' fees; rent payment through the balance of the term; or the difference between the rent to be paid by the Lessee pursuant to this Lease and the rent charges collected by Lessor upon reletting;

(c)            Lessor may retake possession of the Improved Leased Premises without terminating the Lease, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Improved Leased Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent and any other charges and adjustments as may become due hereunder;

(d)            At Lessor's option, the entire rent and other charges which would have become due during the balance of the lease term or renewal thereof shall be accelerated and shall at once become due and payable as if by the terms of this Lease it were all payable in advance, without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice, all of which are hereby expressly waived by Lessee;

(e)            CONFESSION OF JUDGMENT. FOR VALUE RECEIVED, LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE, AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE, AND WITH OR WITHOUT DECLARATION FILED, UPON THE EXPIRATION OF A TEN (10) DAY PRIOR NOTICE AND CURE PERIOD, TO CONFESS JUDGMENT AGAINST LESSEE AND IN FAVOR OF LESSOR, ITS SUCCESSORS AND ASSIGNS, FOR THE SUM DUE BY REASON OF SAID DEFAULT IN THE PAYMENT OF RENT, INCLUDING UNPAID RENT FOR THE BALANCE OF THE TERM IF THE SAME SHALL HAVE BECOME DUE AND PAYABLE UNDER THE PROVISIONS OF THIS LEASE, AND/OR FOR THE SUM DUE BY REASON OF ANY BREACH OF ANY OTHER COVENANT BY LESSEE HEREIN, TOGETHER WITH INTEREST AND COSTS OF SUIT AND AN ATTORNEYS' COMMISSION OF FIVE (5%) PERCENT (BUT NO LESS THAN $1,000.00) FOR COLLECTION.  LESSOR MAY THEREAFTER ISSUE A WRIT OR WRITS OF EXECUTION UPON THE JUDGMENT OBTAINED, AND LESSEE HEREBY WAIVES AND RELEASES ALL ERRORS AND EXEMPTIONS WHICH LESSEE COULD OTHERWISE RAISE AS DEFENSES TO SAID EXECUTION.   SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY SAID RENT AND/OR OTHER SUMS SHALL BE IN ARREARS.   FOR THE PURPOSE OF PROCEEDING UNDER THIS SECTION, THIS LEASE SHALL BE A SUFFICIENT WARRANT, AND A TRUE AND CORRECT COPY OF THIS LEASE MAY BE FILED WITH THE COURT IN LIEU OF FILING AN ORIGINAL HEREOF;

(f)            IN ADDITION, FOR DEFAULT WITH FAILURE TO CURE AS SET FORTH ABOVE, LESSEE FURTHER AUTHORIZES, AT THE OPTION OF LESSOR, ANY PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD, EITHER IN ADDITION TO OR WITHOUT JUDGMENT FOR THE AMOUNT DUE UNDER THE LEASE, TO APPEAR AS ATTORNEY FOR LESSEE, AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE, AND TO CONFESS JUDGMENT IN EJECTMENT AGAINST LESSEE AND IN FAVOR OF LESSOR, FOR RECOVERY BY LESSOR OF POSSESSION OF THE IMPROVED LEASED PREMISES, FOR WHICH THIS LEASE OR A TRUE COPY THEREOF SHALL BE SUFFICIENT WARRANT; THEREUPON, IF LESSOR SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH WITHOUT LEAVE OF COURT. IF FOR ANY REASON ANY SUCH ACTION SHALL BE TERMINATED AND POSSESSION SHALL REMAIN IN OR BE RESTORED TO LESSEE, SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID AS OFTEN AS THERE SHALL BE ANY DEFAULT WITH FAILURE TO CURE; AND

(g)            LESSEE HEREBY WAIVES ANY RIGHT IT MAY HAVE, INCLUDING ANY CONSTITUTIONAL RIGHT, TO NOTICE OR OPPORTUNITY FOR A HEARING PRIOR TO JUDGMENT BEING ENTERED AGAINST IT UNDER (e) OR (f) ABOVE AND PRIOR TO EXECUTION AGAINST ITS ASSETS UNDER (e) OR (f) ABOVE. LESSEE ACKNOWLEDGES THAT IT UNDERSTANDS THE CONFESSION OF JUDGMENT PROVISIONS IN (e) AND (f) ABOVE, AND THIS (g).

(h)            LESSEE SHALL PAY LESSOR A TEN PERCENT (10%) LATE CHARGE FOR ANY RENT PAYMENT NOT PAID WHEN DUE. SAID LATE CHARGE SHALL BEGIN TO ACCRUE ON THE FIRST DAY FOLLOWING THE EXPIRATION OF THE TEN (10) DAY GRACE PERIOD REFERENCED IN PARAGRAPH 21(a).

22.            CUMULATIVE REMEDIES. Lessor shall have and may exercise all remedies available to Lessor hereunder and at law and in equity and all such remedies shall be cumulative, concurrent, and nonexclusive. The waiver of or failure to exercise any one or more rights or remedies shall be wholly without prejudice to the exercise and enforcement of any other right or remedy, whether herein expressly provided for or given by law or in equity.

23.            SUBORDINATION AND ATTORNMENT TO LESSOR'S MORTGAGEE.

(a)            Lessee agrees that this Lease shall be subordinate to any mortgages that may presently or hereafter be placed upon the Lessor's interest in the Improved Lease Premises and to any and all advances to be made thereunder, and all renewals, replacements, and extensions thereof, without the necessity of any further instrument or act on the part of Lessee, subject however to the execution of a customary subordination and non-disturbance agreement which Lessee agrees to execute in the form required by Lessor's lender. Lessee will, upon written demand by Lessor, execute such instruments as may be required at any time and from time to time to confirm such subordination. Although this subordination shall be self-operative, Lessor agrees to provide Lessee with a non-disturbance agreement executed by Lessor's current mortgagee, substantially in the form attached as Exhibit "C." Lessor further agrees to use its best efforts to provide a customary non-disturbance agreement signed by any future mortgagee of Lessor. Any such subordination agreement shall provide that so long as Lessee is not in default of the terms of this Lease, the party holding the instrument to which this Lease is subordinate shall recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect. Following written notice from Lessor's lender directing Lessee to pay any rent or additional sums directly to such lender (otherwise payable to Lessor pursuant to the Lease), Lessee's payment of such sums directly to such lender shall not constitute a default under the terms of this Lease Agreement and Lessor expressly waives any claims related thereto.

(b)            Lessee shall, in the event any proceedings are brought for the foreclosure of any mortgage made by Lessor covering the Improved Leased Premises, attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Lessor under this Lease.

24.            ESTOPPEL CERTIFICATE. Lessee agrees, within fifteen (15) days after the Lessor's written request, to execute, acknowledge and deliver to the Lessor party a written instrument in recordable form reasonably required by Lessor and/or Lessor's lender or mortagee certifying (i) whether this Lease is in full force and effect and whether there have been any modifications, supplements, side agreements or amendments and, if so, stating such modifications, supplements, side agreements and amendments; (ii) the date to which rent has been paid; (iii) the amount of any prepaid rent and any credit due Lessee if any; (iv) the Commencement Date and whether any option to renew the Term has been exercised and, if so, the day that Renewal Term expires; (v) whether either party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default; and (vi) such other matters as Lessor's mortgagee may reasonably require.  Any such instrument delivered pursuant to this section may be relied upon by Lessor and Lessee, and any mortgagee or permitted assignee of any of them, and any prospective purchaser of the Improved Leased Premises.

25.            MEMORANDUM OF LEASE AND RECORDING. Lessor and Lessee shall execute a Memorandum of Lease hereof, in form reasonably satisfactory to each of them, and Lessee may record such Memorandum of Lease in the office of the Recorder of Deeds of and for Lehigh County, Pennsylvania. Upon the Commencement Date hereof, the parties shall execute and record a modification of the Memorandum of Lease to reflect the actual term of the last Renewal Term pursuant hereto.

26.            ASSIGNMENT AND SUBLETTING. Neither Lessee or its successors or permitted assigns shall assign this Lease or any interest therein, sublet the whole or any portion of the Improved Leased Premises or subject its interest in this Lease to any leasehold mortgage without the prior written consent of Lessor.   No assignment or sublease shall release Lessee from its obligations to perform the terms, covenants, and conditions of this Lease. Lessor's consent shall not be unreasonably withheld, provided that: (i) the assigning or subletting entity and any guarantor remains liable for all of Lessee's obligations hereunder; (ii) there exists no Event of Default under this Lease either at the time Lessee notifies Lessor of such proposed assignment or sublease or at the time such assignment or sublease is to become effective; (iii) Lessee delivers to Lessor an executed copy of the proposed sublease or assignment; (iv) the proposed sublease or assignment shall meet all use requirements and restrictions set forth in this Lease; and (v) Lessor has no contractual requirement of to obtain the consent of Lessor's mortagee and/or lender, or alternatively, if such a contractual requirement exists, then the Lessor's mortgagee and/or lender has consented to the proposed sublease and/or assignment.

27.            BINDING OBLIGATION. Each and every provision of this Lease shall bind and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

28.            PROHIBITED ACTS. Lessee shall not use or operate any equipment or machinery or in any way use the Improved Leased Premises in a way which is harmful to the Improved Leased Premises. Lessee shall not cause or permit any hazardous substances to be utilized at, on or in the Improved Leased Premises except with the prior written consent of Lessor and in strict compliance with all applicable environmental laws, ordinances, rules and regulations. Lessee shall not do or allow to be done any acts, omissions, or activity which would cause the fire, hazard, or any other insurance now in force or hereinafter to be placed on the Improved Leased Premises or building, or any part thereof, to become void, suspended, or rated as a more hazardous risk than at the date of the execution of this Lease, furthermore, Lessee shall not be permitted to act or conduct business in any way that is against any applicable law.

29.            CONSTRUCTION AND INTERPRETATION. This Lease shall be considered as having been made, executed, and delivered in the Commonwealth of Pennsylvania, and all questions regarding its validity, interpretation, or construction shall be construed in accordance with the laws of this Commonwealth. Words contained herein that are gender specific, singular, or plural, shall, if the context permits, be construed to include all genders, and both singular and plural forms.

30.            WAIVER. No waiver by Lessor of any breach by Lessee of any of its obligations, agreements, or covenants hereunder and no failure of Lessor to exercise available remedies allowed upon the occurrence of an Event of Default, shall be a waiver of any subsequent breach of obligations, agreements, or covenants and nor shall it be a waiver by Lessor of its rights or remedies with respect to such or any subsequent Event of Default.

31.            ENTIRE AGREEMENT. This Lease and any exhibits attached hereto and forming a part hereof set forth all of the covenants, promises, agreements, conditions, and understanding between Lessor and Lessee concerning the Improved Leased Premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between the parties other than as are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon either Lessor or Lessee unless the same is reduced to writing and executed by Lessor and Lessee.

32.            NOTICES. All notices, elections, requests, demands or other communications with respect to this Lease shall be in writing and shall be deemed to have been given when hand delivered, when deposited with a reputable overnight delivery service (such as Federal Express) or when deposited in a postal depository maintained by the United States Postal Service, first class certified mail, postage prepaid to Lessor or Lessee at the addresses recited in the Preamble to this Lease, or to such other address as designated in writing by Lessor or Lessee.

33.            PARTIAL INVALIDITY. If any term, covenant, or condition of this Lease or the application thereof to any person, partnership, association, corporation, or other entity, is determined to be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons, partnerships, associations, corporations or other entities other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

34.            HEADINGS. Any headings preceding the text of the sections set forth herein are inserted solely for convenience and shall not in any way define, limit, or describe the scope, intent, or meaning of such sections, and such headings shall not constitute a part of this Lease.

35.            QUIET ENJOYMENT. Lessor agrees that Lessee, on payment of the rent and all other charges provided for in this Lease and Lessee's fulfillment of all obligations under the covenants, agreements and conditions of this Lease shall and may (subject to the exceptions, reservations, terms and conditions of this Lease, superior mortgages, the Ground Lease and matters of record) peaceably and quietly have, hold and enjoy the Improved Leased Premises for the Term without interference by or from Lessor or any party claiming through or under Lessor.

36.            TIME OF THE ESSENCE. Time is of the essence in the performance by Lessee of its obligations hereunder.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Lease to be executed by persons duly authorized as of the day and year first above written.

WITNESS:	LESSOR:
POLARIS CEDAR CREST, LLC,
a Pennsylvania limited liability company

/s/ Jessica Gentile	By:	/s/ James Gentile
		Name:	James Gentile
		Title:	Member

ATTEST/WITNESS:	LESSEE:
EMBASSY BANK FOR THE LEHIGH
VALLEY, a Pennsylvania financial
institution

/s/ Mark A. Casciano	By:	/s/ David M. Lobach Jr.
		Name:	David M. Lobach Jr.
		Title:	CEO

EXHIBIT A

Premises

LEGAL DESCRIPTION

ALL THAT CERTAIN LOT OF LAND BEING 1142 SOUTH CEDAR CREST BOULEVARD IN SALISBURY TOWNSHIP, LEHIGH COUNTY, PENNSYLVANIA, SHOWN AS LOT A ON THE PLAN OF CENTER SQUARE ASSOCIATES RECORDED TO LEHIGH COUNTY DOCUMENT NO. 7431330, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING ATA POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF CEDAR CREST BOULEVARD (A.K.A. S.R. 0029, A.K.A. LR. 557, 80 FOOT WIDE RIGHT-OF-WAY) AT THE INTERSECTION OF THE DIVIDING LINE BETWEEN PROPOSED LOT A AND PROPOSED LOT B, SAID POINT BEING DISTANT SOUTH 00 DEGREES 03 MINUTES 00 SECONDS WEST, A DISTANCE OF 237.91 FEET FROM THE DIVIDING LINE BETWEEN T.M.P. J8NE2-14-5, LANDS NOW OR FORMERLY CENTER SQUARE ASSOCIATES AND T.M.P. J8NE2-14-4, LANDS NOW OR FORMERLY KILARESKI AND FROM SAID POINT OF BEGINNING RUNNING; THENCE ALONG THE WESTERLY RIGHT-OF-WAY LINE OF CEDAR CREST BOULEVARD, SOUTH 00 DEGREES 03 MINUTES 00 SECONDS WEST, DISTANCE OF 128.34 FEET TO A POINT; THENCE THE FOLLOWING FOUR (4) COURSES AND DISTANCES CONNECTING THE WESTERLY RIGHT-OF-WAY LINE OF CEDAR CREST BOULEVARD WITH THE NORTHERLY RIGHT-OF-WAY LINE OF LINCOLN AVENUE (A.K.A. T-481, A.K.A. EAST TEXAS ROAD, 60 FOOT WIDE RIGHT-OF-WAY); (1) NORTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, A DISTANCE OF 1.63 FEET TO A POINT OF CURVATURE; (2) ALONG THE OF A CIRCLE CURVING TO THE RIGHT HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 73 DEGREES 59 MINUTES 54 SECONDS, AN ARC LENGTH OF 32.29 FEET, A CHORD BEARING SOUTH 39 DEGREES 35 MINUTES 28 SECONDS WEST, AND A CHORD DISTANCE OF 30.09 FEET TO A POINT OF COMPOUND CURVATURE; (3) ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT, HAVING A RADIUS OF 149.50 FEET, A CENTRAL ANGLE OF 03 DEGREES 37 MINUTES 40 SECONDS, AN ARC LENGTH OF 9.47 FEET, A CHORD BEARING SOUTH 78 DEGREES 24 MINUTES 15 SECONDS WEST, AND A CHORD DISTANCE OF 9.46 FEET TO A POINT; (4) SOUTH 05 DEGREES 51 MINUTES 08 SECONDS WEST, DISTANCE OF 2.26 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF LINCOLN AVENUE; THENCE ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF LINCOLN AVENUE, NORTH 84 DEGREES 08 MINUTES 52 SECONDS WEST, A DISTANCE OF 153.53 FEET TO A POINT; THENCE ALONG THE DIVIDING LINE BETWEEN PROPOSED LOTA AND T.M.P. J8NE2-14-7, LANDS NOW OR FORMERLY SHOEMAKER, ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT, HAVING A RADIUS OF 225.00 FEET, A CENTRAL ANGLE OF 20 DEGREES 58 MINUTES 52 SECONDS, AND ARC LENGTH OF 82.39 FEET, A CHORD BEARING NORTH 23 DEGREES 49 MINUTES 16 SECONDS EAST, AND A CHORD DISTANCE OF 81.93 FEET TO A POINT ON THE CENTERLINE OF A 20 FOOT WIDE UNOPENED ALLEY; THENCE ALONG THE CENTERLINE OF A 20 FOOT WIDE UNOPENED ALLEY, NORTH 00 DEGREES 03 MINUTES 00 SECONDS EAST, A DISTANCE OF 65.20 FEET TO A POINT; THENCE ALONG THE DIVIDING LINE BETWEEN PROPOSED LOT A AND PROPOSED LOT B, SOUTH 89 DEGREES 57 MINUTES 00 SECONDS EAST, A DISTANCE OF 150.00 FEET TO THE PLACE OF BEGINNING.

CONTAINING 23,854 SQUARE FEET OF LAND (0.548 ACRE), MORE OR LESS.

PARCEL 548588071238-1